Exhibit 5.1

The Board of Directors

Cardiome Pharma Corp.

We consent to the use of our audit report dated March 13, 2015 (July 27, 2015 as to the effects of the material weakness described in Management’s Annual Report on Internal Control over Financial Reporting (revised)), on the consolidated financial statements of Cardiome Pharma Corp., which comprise the consolidated balance sheets as at December 31, 2014 and December 31, 2013, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information and our audit report dated March 13, 2015 (July 27, 2015 as to the effects of the material weakness described in Management’s Annual Report on Internal Control over Financial Reporting (revised)) on the effectiveness of internal control over financial reporting, which are incorporated by reference in this Amendment No. 1 to the Registration Statement on Form F-10/A and to the reference to our firm under the heading “Interests of Experts” in the prospectus forming part of this Amendment No. 1 to the Registration Statement.

Our report dated March 13, 2015 (July 27, 2015 as to the effects of the material weakness described in Management’s Annual Report on Internal Control over Financial Reporting (revised)), on the effectiveness of internal control over financial reporting as of December 31, 2014, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2014 because of the effect of a material weakness on the achievement of the control criteria and contains an explanatory paragraph that states that the Company did not have controls designed at a sufficient level of precision to determine that generally accepted accounting principles for stock-based compensation were applied in accordance with the Company’s written policies for awards granted.

/s/ KPMG LLP

Chartered Professional Accountants

July 29, 2015

Vancouver, Canada